UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2022

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CLEARFIELD, INC.

(Exact name of registrant as specified in its charter)

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Minnesota	000-16106	41-1347235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Winnetka Avenue North, Suite 100

Brooklyn Park, Minnesota 55428

(Address of Principal Executive Offices) (Zip Code)

(763) 476-6866

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1, 3, 4, and 6 through 8 are not applicable and therefore omitted.

Item 2.02. Results of Operations and Financial Condition.

On November 17, 2022, Clearfield, Inc. (the “Company”) issued a press release announcing the results of its fourth quarter and fiscal year ended September 30, 2022. A copy of that press release is furnished hereto as Exhibit 99.1 and is hereby incorporated by reference. Also furnished hereto as Exhibit 99.2 is the slide presentation used by Cheryl Beranek, the Company’s President and Chief Executive Officer, and Daniel Herzog, the Company’s Chief Financial Officer, during the live webcast of a telephone conference relating to the fourth quarter and fiscal year ended September 30, 2022 results.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FY 2022 Cash Bonus Program

On December 9, 2021, the Board of Directors of the Company approved a cash bonus program for fiscal year 2022 for Company employees (the “2022 Bonus Program”) that was recommended by the Company’s Compensation Committee. The current executive officers (the “Executives”) that participated in the 2022 Bonus Program are: Cheryl Beranek, Chief Executive Officer; John Hill, Chief Operating Officer; and Daniel Herzog, Chief Financial Officer.

Under the 2022 Bonus Program, the Compensation Committee set three performance goals relating to the Company’s revenue for fiscal year 2022, referred to as Level 1, Level 2, Level 3 and Level 4. The Compensation Committee also determined the cash bonus that each Executive could earn as a percentage of her or his base salary for achievement of revenue performance goals at each level. While the Compensation Committee determined Level 1, Level 2, Level 3 and Level 4 revenue performance goals, the Compensation Committee determined for the Executives would earn no bonus under the 2022 Bonus Program if the Company’s achievement of revenue for fiscal year 2022 was less than Level 2 revenue. Accordingly, under the 2022 Bonus Program as it applies to the Executives, Level 2 revenue achievement also is the minimum level of achievement such that fiscal year 2022 revenue achievement at less than Level 2 would result in no bonus. Achievement of fiscal year 2022 revenue at greater than Level 2 results in a prorated increased bonus amount until Level 3 revenue is achieved. If fiscal year 2022 revenue exceeds Level 3 revenue achievement, additional bonus amounts available to all participants in the 2022 Bonus Program will accrue at a specified rate per million and be allocated to the Executives and other participants in the 2022 Bonus Program by the Compensation Committee and the Board of Directors on a discretionary basis.

Under the 2022 Bonus Program, fiscal year 2022 revenue first will be determined in conformity with accounting principles generally accepted in the United States of America (GAAP) and, if the fiscal year 2022 revenue exceeds Level 1 achievement, revenue for the purposes of the 2022 Bonus Program then will subject to potential increase based on the Company’s gross profit percentage for fiscal year 2022 determined in accordance with GAAP. For the purposes of determining revenue under the 2022 Bonus Program, the achievement of gross profit percentage for fiscal year 2022 in excess of a minimum amount set by the Compensation Committee will increase the fiscal year 2022 revenue deemed achieved by the Company based on a formula.

Under the 2022 Bonus Program, the Executives could earn the following percentage of their base salaries at Level 2, Level 3 and Level 4 fiscal year 2022 revenue achievement: Ms. Beranek, 100%, 150% and 255%, respectively; Mr. Hill, 100%, 150% and 255%, respectively; and Mr. Herzog, 50%, 75% and 127%, respectively.

Effective November 15, 2022, the Compensation Committee determined the Company’s fiscal year 2022 revenue and gross profit percentage for purposes of the 2022 Bonus Program.

The Compensation Committee determined that the Company’s 2022 GAAP revenue resulted in achievement exceeding Level 4, the highest revenue performance goal, set by the Compensation Committee for the 2022 Bonus Program. However, the Compensation Committee also determined the Company’s 2022 gross profit percentage did not exceed the minimum amount set by the Compensation Committee and accordingly, there was no adjustment in the GAAP revenue used to calculate bonuses under the 2022 Bonus Program. Based upon the Company’s fiscal year 2022 financial results, the Compensation Committee approved cash bonus payments to the Executives under the 2022 Bonus Program at the following percentages of their base salaries: Ms. Beranek, 255% or $955,000; Mr. Hill, 255% or $955,000, respectively; and Mr. Herzog, 127% or $316,000.

Given that the Company’s 2022 GAAP revenue exceeded Level 4, the Compensation Committee considered the performance of the Company and the Executives during fiscal year 2022, including expansion of the Company’s Mexican and U.S. facilities, the acquisition and integration of Nestor Cables, navigation of supply chain challenges, obtaining a bank line of credit, and operational improvements supporting the Company’s substantial revenue growth. Based upon these and other factors, the Compensation Committee approved discretionary bonuses to the Executives based upon the Company’s fiscal 2022 GAAP revenue in excess of Level 4 and determined that the discretionary bonuses would be settled in shares of the Company’s common stock in order to align the interests of the Executives with those of the Company’s shareholders. The number of shares of Company common stock to be issued to the Executives will equal the amount of the bonus in excess of Level 4 calculated based upon the 2022 Bonus Program divided by the stock price on the date of grant, which will be the first day of the open window period under the Company’s insider trading policy. The value of the stock awards to be issued to each of the Executives will be as follows: Ms. Beranek, $286,200; Mr. Hill, $286,200; and Mr. Herzog, $144,200.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

99.1	Press release dated November 17, 2022
99.2	Presentation for November 17, 2022 Live Webcast of Telephone Conference
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Date: November 17, 2022	By:	/s/ Cheryl Beranek
Cheryl Beranek
Chief Executive Officer